As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEELYS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3140	75-2880496
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3200 Belmeade Drive, Suite 100

Carrollton, Texas 75006

(214) 390-1831

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael G. Staffaroni

Chief Executive Officer and President

Heelys, Inc.

3200 Belmeade Drive, Suite 100

Carrollton, Texas 75006

(214) 390-1831

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alan J. Perkins, Esq.	Marc D. Jaffe, Esq.
Gardere Wynne Sewell LLP	Ian D. Schuman, Esq.
1601 Elm Street	Latham & Watkins LLP
Suite 3000	53rd at Third
Dallas, Texas 75201-4761	883 Third Avenue
Phone: (214) 999-4683	New York, New York 10022-4834
Fax: (214) 999-3683	Phone: (212) 906-1200
Fax: (212) 751-4864

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-137046

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	201,250	$21.00	$4,226,250	$452.21

(1)             Includes shares subject to purchase upon exercise of underwriters’ option to purchase additional shares of common stock from selling stockholders.

(2)             Based on the initial offering price.

This Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATION AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by Heelys, Inc. (the “Company”) with respect to the registration of additional shares of common stock, par value $0.001 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1 (Registration No. 333-137046), including the exhibits thereto (the “Prior Registration Statement”).  The Prior Registration Statement was declared effective by the Commission on December 7, 2006 and related to the offering of shares of common stock of the Company with a maximum aggregate offering price of up to $129,375,000.  The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 201,250, which includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock from the selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2006.

Heelys, Inc.

By:	/s/ MICHAEL G. STAFFARONI
Michael G. Staffaroni
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

/s/ MICHAEL G. STAFFARONI	Chief Executive Officer, President and Director	December 7, 2006
Michael G. Staffaroni	(Principal Executive Officer)

*	Vice President — Finance, Chief Financial Officer,	December 7, 2006
Michael W. Hessong	Treasurer and Secretary (Principal Financial and Accounting Officer)

*	Chairman of the Board	December 7, 2006
Patrick F. Hamner

*	Director	December 7, 2006
Roger R. Adams

*	Director	December 7, 2006
Richard E. Middlekauff

*	Director	December 7, 2006
Samuel B. Ligon

*	Director	December 7, 2006
William R. Thomas

*	Director	December 7, 2006
James T. Kindly

*By	/s/ MICHAEL G. STAFFARONI
Michael G. Staffaroni
Attorney-in-fact

Exhibit Index

Exhibit No.	Exhibit
5.1*	Opinion of Gardere Wynne Sewell LLP
23.1*	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1**	Powers of Attorney

*                    Filed herewith.

**             Previously filed in connection with the Prior Registration Statement.